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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2003

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	1-13515 (Commission file number)	25-0484900 (IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        On July 31, 2003 the registrant announced that Robert S. Boswell, Chairman of the Board and Chief Executive Officer of Forest Oil Corporation, had resigned as Chief Executive Officer effective immediately and will remain as Chairman of the Board, director and employee through September 30, 2003. Effective immediately, Craig Clark, who currently serves as the registrant's President and Chief Operating Officer, has been appointed by the Board of Directors to serve as President and Chief Executive Officer and to serve as a class III director of the registrant. Forrest E. Hoglund, who currently serves as a director of the registrant and is the Presiding Director and is Chairman of the Executive Committee and a member of the Compensation Committee of the Board of Directors, will become Chairman of the Board upon Mr. Boswell's departure. With the appointment of Mr. Clark to the Board of Directors, the number of directors was increased to eight directors. The registrant currently anticipates that the number of directors will be decreased to seven upon Mr. Boswell's departure.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: August 1, 2003	By	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President— General Counsel & Secretary

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  Item 5. Other Events and Regulation FD Disclosure.